Exhibit 99.1






                                  July 21, 2004


          NOTICE TO SECTION 16 INSIDERS FROM DUTCHFORK BANCSHARES, INC.

      This notice is to inform you that pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in DutchFork Bancshares, Inc. common stock or derivatives during the blackout period when participants in the Newberry Federal Savings Bank Employees' Savings & Profit Sharing Plan (the "401(k) Plan") are suspended from directing or diversifying assets held in the DutchFork Bancshares, Inc. Stock Fund ("Employer Stock Fund") in the 401(k) Plan. This trading restriction does not include gifts.

      The blackout period for trading in the Employer Stock Fund is expected to begin on August 21, 2004 and is expected to end on October 4, 2004.

      The reason for the blackout period is to facilitate the processing of participant election forms in connection with the merger of DutchFork Bancshares, Inc. with and into First Community Corporation. The participants transactions affected include directing or diversifying assets from the Employer Stock Fund or using funds held in the Employer Stock Fund to obtain a loan or distribution from the 401(k) Plan.

      If you have any questions concerning this notice, please contact:

                                   Steve Sligh
                             President and Treasurer
                          Newberry Federal Savings Bank
                                1735 Wilson Road
                         Newberry, South Carolina 29108
                              Tel.: (803) 321-3200